EXHIBIT 5.1

 November 13, 2019

Board of Directors

Emerald Bioscience, Inc.

130 North Marina Drive

Long Beach, CA 90803

Re: Emerald Bioscience, Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We act as counsel to Emerald Bioscience, Inc., a Nevada corporation (the “Company”), in connection with (i) a registration statement on Form S-1 (Registration No. 333-231951), as amended, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of up to $33,750,000 aggregate offering price of units (the “Units”) with each Unit consisting of one share of Common Stock of the Company (the “Shares”) and one warrant (the “Warrants”) to purchase shares of Common Stock of the Company (the “Warrant Shares”) in each case as further described in the Company’s registration statement on Form S-1 (the “Prior Registration Statement”) filed under the Securities Act, and (ii) a registration statement filed pursuant to 462(b) (the “462(b) Registration Statement” and together with the Prior Registration Statement, the “Registration Statement”), relating to the registration by the Company of an additional $6,690,000 aggregate offering price of units (“Additional Units”) with each Additional Unit consisting of one Share and one Warrant to purchase Warrant Shares. The Units, the Additional Units, the Shares, the Warrants, and the Warrant Shares are referred to herein collectively as the “Securities”. We understand that the Securities are being offered in a self-directed public offering by the Company on a best efforts basis. The Prior Registration Statement was declared effective on October 28, 2019.

For the purpose of rendering this opinion, we examined originals or copies of such documents as deemed to be relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company.

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the laws applicable to the State of Nevada. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

Based upon and subject to the foregoing, and assuming that (a) the Registration Statement becomes and remains effective, and the Prospectus which is a part of the Registration Statement (the “Prospectus”), and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion; (b) the Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto; and (c) all offers and sales of the Securities will be made in compliance with the securities laws of the states having jurisdiction thereof, we are of the opinion that the Securities have been duly authorized, and if, as, and when issued by the Company in accordance with and in the manner described in prospectus set forth in the Registration Statement (as amended and supplemented through the date of issuance) and, in the case of the Warrant Shares, when issued in accordance with the terms of the applicable Warrants, will be validly issued, fully paid and non-assessable, and, with respect to the Warrants, will be legally binding obligations of the Company in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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We hereby consent in writing to the reference to this firm under the caption “Legal Matters” in the prospectus included in the Prior Registration Statement and the use of our opinion as an exhibit to the 462(b) Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Act and may not be used, circulated, quoted or relied upon for any other purpose. This opinion is given as of the date set forth above, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

/s/ Greenberg Traurig, LLP
GREENBERG TRAURIG, LLP

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